CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment No.3 to the Registration Statement on Form S-1 (No. 333-254710) of Midland National Life Insurance Company of our report dated April 14, 2023, relating to the financial statements of Midland National Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to use under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa April 17, 2023